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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

NAME                                                         INCORPORATED IN
Shell Chemical Company......................................    Delaware
Shell Exploration & Production Company......................    Delaware
Shell Oil Products Company..................................    Delaware
Shell Services Company......................................    Delaware
Shell Consolidated Refining Company.........................    Delaware
  Shell Refining Assets Company.............................    Delaware
  Shell Martinez Holding Company............................    Delaware
     Shell Martinez Refining Company........................    Delaware
  Shell Refining Holding Company............................    Delaware
     Shell Anacortes Refining Company.......................    Delaware
     Shell Norco Refining Company...........................    Delaware
     Shell Odessa Refining Company..........................    Delaware
     Shell Wood River Refining Company......................    Delaware
Shell Pipe Line Corporation.................................    Maryland
Shell Finance Company.......................................    Delaware
  Shell Energy Resources Inc. ..............................    Delaware
     Shell Deepwater Production Holdings Inc................    Delaware
       Shell Deepwater Production Inc.......................    Delaware
     Shell Western E&P Inc. ................................    Delaware
     SOI Finance Inc. ......................................    Delaware
       Shell Offshore Inc. .................................    Delaware
            Shell Deepwater Development Holdings, Inc.......    Delaware
               Shell Deepwater Development Inc..............    Delaware
          Shell Oil & Gas Investments, Limited
          Partnership.......................................    Delaware
            Shell Onshore Ventures Inc. ....................    Delaware
               CalResources LLC.............................   California
          SOI Royalties Inc. ...............................    Delaware
          Shell Frontier Oil and Gas Inc. ..................    Delaware
     Shell Energy Company...................................    Delaware
       Pecten International Company.........................    Delaware
          Pecten Ash Sham Company...........................    Delaware
          Pecten Cameroon Company...........................    Delaware
          Pecten Brazil Exploration Company.................    Delaware
Shell Consolidated Energy Resources Inc.....................    Delaware
  Shell Land & Energy Company...............................    Delaware
Pecten Arabian Company......................................    Delaware

     The names of other subsidiaries have been omitted because, as of December 31, 1996, such subsidiaries considered in the aggregate as a single subsidiary would not constitute a "significant subsidiary."

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